                    SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT


                  THIS AGREEMENT is dated as of the 11th day of December, 1997, by and among DR. HAICHING ZHAO, an individual, ("Zhao"), CRUSADER BANK, FSB ("Crusader") and NATIONAL CHINESE MORTGAGE CORPORATION ("NCM") (Crusader, Zhao and any other person who subsequently becomes a shareholder of NCM are sometimes hereinafter collectively called the "Shareholders" or individually called a "Shareholder").


                                   BACKGROUND

                  I. NCM was incorporated on November 17, 1997. As of the date hereof, NCM Is authorized to issue 1,000 shares of common stock at a par value of $1.00 (the "Shares") and no shares are issued and outstanding.

                  II. Zhao owns 100% of the outstanding capital stock of National Chinese Service Corporation ("NCS"). Zhao and NCS have substantial experience in the marketing of financial services products to Chinese nationals now residing in the United States.

                  III. Crusader and Zhao desire to create a retail conforming and nonconforming residential mortgage loan business targeted to the membership base of NCS. It is understood by the parties that NCM's activities will represent an additional business venture for Crusader and shall not represent a substitute or contravention of Crusader's existing business.

                  IV. It is the intention of the parties hereto for Crusader to fund $2,550 and Zhao to fund $2,450 of capital to NCM.

                  V. In connection with such capital contributions, NCM will issue 102 shares of common stock to Crusader and 98 shares of common stock to Zhao.

                  VI. The parties desire to set forth their agreement as to the issues of restrictions on transfer of stock, to provide for the continuity and maintenance of the management, control, and operation of the business of NCM, and to provide for certain other matters, all as set forth herein.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                  1. NCM Stock Issuance.

                           (a) Promptly following the execution of this
Agreement and the funding of the specified capital contributions by the parties, NCM will issue 102 shares of common stock to Crusader and 98 shares of common stock to Zhao.

                           (b) The By-laws of NCM, a copy of which is attached
hereto, will at all times be satisfactory in form and substance to the parties. The parties shall vote their shares of common stock of NCM so as to cause the initial Board to consist of Zhao, Joseph T. Crowley, and Bruce A. Levy.

                           (c) In the event that in the course of operating NCM,
Crusader and Zhao jointly determine that additional capital is necessary or advisable, they shall jointly determine the amount of additional capital to be contributed by Shareholders ratably to NCM (each such event, a "Capital Call"); provided that a Capital Call shall be mandatory if the capital shall be less than $5,000 at any time. In the event that a Capital Call is required, each party shall fund its respective pro rata share of the Capital Call within ten
(10) days following the request therefor. In the event that any party fails to timely fund its respective pro rata share of such Capital Call as outlined above, the others may fund such pro rata share on behalf of the non-contributing party. Such contribution shall be deemed to be a loan by the contributing party(s) to the non-contributing party. Such loan shall be due and payable within thirty (30) days following the date of contribution, together with interest at fifteen percent (15%) per annum. If such sums are not then paid when due, the contributing party(s) shall, in addition to other remedies at law or in equity, be automatically entitled, without the consent of the non-contributing party, for as long as any amounts are outstanding under the loan, to the receipt of payment by NCM of any compensation or any distributions that would otherwise be payable to the non-contributing party by NCM or to any distributions resulting from the sale or liquidation of the non-contributing party's interest in NCM. In the event a Shareholder transfers its shares of NCM, the transferring Shareholder shall still be responsible to reimburse NCM for its pro rata share of any losses or cash shortfalls incurred by NCM with respect to any losses or required repurchase of any loans originated by Crusader on behalf of NCM during the period that the Shareholder held an interest in NCM. The Shareholder's pro rata share shall be determined based on its ownership interest at the time of origination of the loan.

                  2. Zhao agrees that during the period in which he or NCS maintains an ownership position in NCM, he will not, and he will cause NCS to not solicit, place or refer any mortgage loans except on behalf of NCM, nor will he accept or allow NCS to accept any compensation in connection with the placement of any mortgage loans, other than through NCM. In the event Zhao no longer maintains an ownership position in NCM, the restrictions on Zhao set forth in this Paragraph shall continue until the later of (a) one year from the date of execution of this Agreement and (b) the date on which Crusader has, on a cumulative basis, funded 750 loans pursuant to this Agreement; except Zhao shall have the option of avoiding such restrictions prior to the date set forth in this sentence by agreeing to pay Crusader $500 on each of the first 500 loans he or NCS solicits, places or refers on behalf of a party other than NCM, or with respect to which he or NCS receives compensation from a party other than NCM.

                  3. Representations and Warranties of Zhao. Zhao hereby makes the following representations and warranties to Crusader and NCM, with knowledge of their reliance thereon:

                           (a) Zhao's decision to invest in NCM is based solely
upon his own investigation of NCM and Crusader and not upon any representations or warranties of NCM or Crusader except as expressly set forth herein.

                           (b) Zhao acknowledges that NCM is a closely held
company and, accordingly that his investment therein is illiquid and there is no established market for the sale of his investment interest therein. Zhao further acknowledges that the Shares have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, nor is NCM under any applicable obligation to effect any such registrations. The sale or other disposition of the shares is restricted as stated in this Agreement.

                           (c) Zhao is acquiring the common stock of NCM for his
own account and for investment purposes, and not with a view for resale or distribution thereof.

                  4. Representations and Warranties of Crusader. Crusader and NCM hereby make the following representations and warranties to Zhao, with knowledge of his reliance thereon:

                           (a) Crusader is a duly chartered federal savings bank
and is duly organized, validly existing and in good standing under applicable federal laws and regulations.

                           (b) Crusader and NCM have full power and authority to
enter into and perform this Agreement.

                           (c) To the best of their knowledge, there is no
pending or threatened litigation against Crusader or NCM.

                           (d) NCM is a newly formed corporation and has not
incurred any liabilities, direct, indirect or contingent.

                  5. Restrictions on Transfer and Issuance. Except as expressly provided in this Agreement, no Shareholder shall sell, assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily (a "Transfer"), any of the Shares now or hereafter owned (of record or beneficially) by him without the express prior written consent of the other Shareholders. Shareholders shall Transfer Shares only in accordance with the provisions of this Agreement.

                           (a) Restrictions on Shareholders. Shareholders shall
not Transfer any Shares to any person except as expressly permitted herein. No Transfer permitted by this Agreement shall be effective to vest any right, title or ownership of Shares unless (i) the board of directors of NCM approves the Transfer, having knowledge of the prospective transferee and (ii) the proposed transferee agrees to become bound by the terms of this Agreement by signing a counterpart hereof and delivering the same to the board of directors of NCM. For purposes of this Agreement, "person" means any individual, partnership, corporation, association, trust, estate, government or other entity.

                           (b) Restriction on NCM. Except as expressly provided
in this Agreement, NCM shall not (i) cause or permit a Transfer of any Shares to be made on its books, (ii) issue any shares of capital stock of NCM, whether by original issue or in connection with the sale of shares now or hereafter held in NCM's treasury, whether by sale, pursuant to a merger or otherwise, (iii) issue any warrants, options or other rights to subscribe to or purchase additional capital stock of NCM, (iv) create any securities, instruments or rights convertible into capital stock of NCM, or (v) purchase, redeem or otherwise acquire any shares of capital stock of NCM, unless any of the foregoing are expressly permitted by the terms of this Agreement, subject in any event to the rights of the Shareholders hereunder, if any.

                  6. Permitted Transfers. Subject to the restrictions contained in paragraph 5 (a) above, the other express provisions of this Agreement and applicable law, (a) any Shareholder may Transfer its Shares to NCM or to any existing Shareholder, or (b) Crusader may Transfer its Shares to an affiliated company, or (c) Zhao may Transfer his Shares to NCS, provided Zhao agrees, in a form satisfactory to Crusader, to remain personally liable for the performance of NCS' obligations pursuant to Paragraphs 1 and

2 of this Agreement, or (d) any Shareholder may transfer by creation of trust instruments, by will or other estate planning device his Shares to members of his immediate family or (e) shares may be transferred by succession to a guardian ad litem or other personal representative in the event of a disability of a Shareholder, all without the prior consent thereto of NCM or of any other Shareholder.

                  7. Optional Purchases by the Other Shareholders and Redemptions by NCM. In the event of an occurrence described in subparagraph 7(a) or (b) below with respect to a Shareholder, the other Shareholders shall have the right, but not the obligation, to purchase the Shares owned by such Shareholder that are the subject of such event or occurrence, in accordance with the terms set forth in Paragraph 8 below; if such other Shareholders fail to exercise such right to purchase such Shares, NCM shall have the right but not the obligation to purchase such Shares, in accordance with the terms set forth in Paragraph 8 below.

                           (a) Legal Proceedings Against Shareholders. The
parties agree that the interests of NCM and its Shareholders would be seriously affected by any sale or disposition of any Shareholder's Shares by any legal or equitable proceedings against such Shareholder, except as expressly permitted herein. Accordingly, the right to purchase Shares set forth in this Paragraph 7 shall become effective in the event that (i) any Shareholder shall be adjudicated a bankrupt or make an assignment for the benefit of creditors, or
(ii) bankruptcy, insolvency, reorganization, arrangement, debt, adjustment, liquidation or receivership proceedings in which any Shareholder is alleged to be insolvent or unable to pay his debts as they mature are instituted by or against such Shareholder and, if instituted against such Shareholder, such Shareholder shall consent thereto or admit in writing the material allegations of the petitions filed in said proceedings or said proceedings shall remain undismissed for ninety days after commencement thereof, or (iii) there is any entry of a decree or order for relief by a court having jurisdiction in respect of any Shareholder in an involuntary case under the federal bankruptcy laws against any Shareholder not dismissed within ninety days or any Shareholder commences a voluntary case under such laws, or (iv) any of the Shares of any Shareholder are attached and such attachment is not removed within ninety days, or (v) any judgment is obtained in any legal or equitable proceeding against any Shareholder, which judgment is not dismissed, stayed, bonded or satisfied (other than by sale of the Shares) within ninety days of the entry thereof or which is executed upon and the sale of any of such Shareholder's Shares is contemplated or threatened under legal process as a result of such judgment, or (vi) any execution process is issued against any Shareholder or against any of his Shares and not dismissed, stayed, bonded or satisfied within ninety days; provided, however, that an occurrence described in preceding clauses (v) through (vi) shall not be deemed to have occurred if it resulted from any legal proceeding between NCM and the Shareholders or between Shareholders if such proceeding entails disputes of ownership relating to NCM or the Shares.

                           (b) Voluntary Sale by a Shareholder. The execution of
an agreement for the voluntary sale of Shares owned by any Shareholder.

                  8. Purchase Option Procedures in Case of Legal Proceedings or Voluntary Sale. If any Shareholder shall at any time be subject to subparagraphs 7(a) or (b) above, the other Shareholders shall have the option to purchase all of such Shareholder's (the "Selling Shareholder") Shares and NCM shall have the next option to redeem the Selling Shareholder's Shares as follows:

                           (a) Options of the Offeree Shareholders. Upon the
occurrence of an event described in Paragraph 7 above, the Selling Shareholder shall so notify the other Shareholders and NCM. Upon receipt of such notice by the other Shareholders ("Offeree Shareholders") from the Selling Shareholder that an event under Paragraph 7 has occurred, the Selling Shareholder shall be deemed to have offered in writing to sell all, but not less than all, of his Shares to the Offeree Shareholders at the price and upon the terms set forth in Paragraph 9 below. For a period of thirty days after such offer by the Selling Shareholder to the Offeree Shareholders, the Offeree Shareholders shall have the option, exercisable by written notice to the Selling Shareholder with a copy to NCM and to each of the other Offeree Shareholders, to accept the Selling Shareholder's offer. Each Offeree Shareholder who shall exercise this option shall agree, by doing so, to purchase that proportionate part of the Selling Shareholder's Shares which the number of Shares owned by such Offeree Shareholder bears to the total number of Shares owned by all Offeree Shareholders (or in such other proportions as the Offeree Shareholders may agree among themselves).

                           (b) Optional Redemption by NCM. In the event that one
or more of the Offeree Shareholders does not exercise his option in accordance with subparagraph 8(a) above, NCM may provide the Selling Shareholder with a notice of redemption of all of the Selling Shareholder's remaining Shares, within a period of fifteen days following expiration of the thirty-day period set forth in subparagraph 8(a), at the price and upon the terms set forth in Paragraph 9 below.

                           (c) Acceptance of a Bona Fide Offer. If, at the end
of the option period described in subparagraph 8(a) above and the redemption period set forth in the notice of redemption described in subparagraph 8(b) above, options have not been exercised by the Offeree Shareholders to purchase all of the Selling Shareholder's Shares, and a redemption by NCM of all of the Selling Shareholder's Shares has not occurred, then at the election of the Selling Shareholder, any Shares not so purchased or redeemed may be offered for sale by the Selling Shareholder free and clear of the options of the Shareholders and NCM set forth herein (but otherwise subject to the restrictions on transferability contained in this Agreement) for a period of sixty days thereafter, such sale to be for all, but not less than all, of his Shares to a prospective purchaser at the price and upon the terms and conditions set forth in such prospective purchaser's offer.

                  9. Purchase Price and Terms.

                           (a) Time and Place for Settlement. Settlement for the
purchase of Shares by NCM or by a Shareholder pursuant to the options granted in or the redemption permitted by Paragraph 8 above shall be made within sixty days following (i) the date of exercise of the last option exercised or (ii) delivery of a notice of redemption within the fifteen-day period described in subparagraph 8(b) above. All settlements for the purchase or redemption of Shares shall, unless otherwise agreed to by all of the purchasers and sellers, be held at the principal executive offices of NCM during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser or purchasers and/or the board of directors of NCM with respect to redemptions (within the time limits allowed by the provision of this Agreement) by notice in writing to the Selling Shareholder given at least five days in advance of the Settlement date specified. In the event that more than one purchaser is involved in a settlement and the purchasers cannot agree on a precise time of settlement, the precise time of settlement (within the time limits allowed by the provisions of this Agreement) shall be fixed by the board of directors of NCM by five or more days' written notice to the purchasers and seller on the sixtieth day following the date of exercise of the last option or election exercised.

                           (b) Delivery of Stock Certificates. At settlement,
the stock certificate or certificates representing the Shares being sold shall be delivered to the purchaser or purchasers and/or NCM, as appropriate, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller. The Selling Shareholder; if a personal representative of a Shareholder, shall, upon request of a purchaser, provide prior to the date of settlement evidence reasonably satisfactory to the purchaser of the seller's legal status as personal representative of such Shareholder. The terms of payment shall be in cash or by certified check.

                           (c) Purchase Price. The purchase price per Share
shall be equal to the book value thereof.

                  10. Copy of Agreement to be Kept on File. NCM shall keep on file at its principal executive offices, and will exhibit to any Shareholder or his duly authorized representative at any and all reasonable times, an executed copy of this Agreement and all amendments thereto.

                  11. Stock Certificates to be Marked with Legend. All certificates representing Shares now outstanding or hereafter issued by NCM shall be marked with the following legend:

                  "This certificate and the shares represented hereby are held subject to the terms, covenants and conditions of an agreement by and among this Company and its then shareholders, as it may be amended from time to time, and may not be transferred or disposed of except in accordance with the terms and provisions thereof. A copy of said agreement and all amendments thereto is on file and may be inspected at the principal executive offices of the Company."

NCM shall issue replacement stock certificates without the foregoing legend to any Shareholder upon request following termination of this Agreement.

                  12. Term of Agreement. This Agreement shall terminate upon the first to occur of the following events:

                           (a) the written agreement by all of the Shareholders
of NCM who are, at that time, bound by the terms of this Agreement;

                           (b) the dissolution, bankruptcy, or receivership of
NCM; or

                           (c) the cessation of NCM's business, whether by sale
of assets, liquidation, or otherwise.

                  13. Rights, Obligations and Remedies. Each Shareholder shall vote its Shares so as to cause NCM to act so as to accomplish the corporate actions contemplated by this Agreement. The rights and obligations under, and the remedies to enforce, this Agreement are joint and several as to NCM and each of its Shareholders with each being completely free to enforce any or all of the rights or obligations under this Agreement against any of the others with or without the concurrence or joinder of any of the others. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

                  14. Resignations. If any Selling Shareholder, or, in the case of a corporate or LLC shareholder, any shareholder or director of the Selling Shareholder is an officer, director, employee of or under a consulting agreement with NCM, he must, at the request of the non-resigning members of the board of directors of NCM, submit to the Secretary of NCM his resignation as an officer and/or director, as the case may be, before the sale of his Shares becomes effective, and the Secretary is hereby authorized to refuse to effect a transfer of the Selling Shareholder's Shares on the books of NCM until such resignation as aforesaid is delivered to said Secretary.

                  15. Subsequent Shareholders to Become Bound. Any person or entity not an original signatory hereto who becomes a Shareholder (of record or beneficially) shall be bound by all of the terms and provisions of this Agreement. Before any person or entity not a party to this Agreement, including any person or entity to whom transfers of Shares may be made hereunder, may be entitled to be a Shareholder (of record or beneficially) of NCM, such person or entity shall be required first to execute and deliver to NCM an agreement pursuant to which such person or entity agrees to be bound by all of the terms and conditions of this Agreement (as it may have then been amended), and the failure of any such person or entity so to do shall preclude such person or entity from becoming a Shareholder (of record or beneficially) of NCM.

                  16. Entire Agreement; Amendment, Modification, and Termination. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained or as contained in the letter agreement dated November 7, 1997, a copy of which is attached hereto as Exhibit A or as contained in the Confidentiality Agreement attached hereto as exhibit. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may be amended, modified or terminated at any time or times by the unanimous agreement in writing of NCM and its then Shareholders. No such amendment, modification or termination, nor any termination pursuant to the terms hereof, shall affect the right of any person or entity to receive, or the obligation of any person or entity to pay, on the terms and conditions of this Agreement, the purchase price for Shares sold pursuant to this Agreement prior to such amendment, modification or termination, or the right or obligation of any person or entity to sell or purchase Shares, on the terms and conditions of this Agreement, if the event giving rise to such right or obligation to sell or purchase Shares has in fact taken place prior to such amendment, modification or termination.

                  17. Indulgences, Waivers. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  18. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. Each Shareholder hereby consents to the exclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in any and all actions, disputes or controversies relating to this Agreement that are not resolved through arbitration and irrevocably consents to the service of process by certified or registered mail, return receipt requested, to such Shareholder at his address set forth in the books and records of NCM.

                  19. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed if to any Shareholder, to the most current residence address to such Shareholder reflected in the books and records of NCM, and if to NCM, to the attention of the Chairman of the board of directors. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  20. Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement, other than the permitted assignment by Crusader, at Crusader's option, of its interest in NCM to an affiliated company of Crusader and the assignment by Zhao, subject to the provisions of Paragraph 6 hereof, of his interest in NCM to NCS.

                  21. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  22. Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  23. Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other general, masculine, feminine or neuter, as the context indicates is appropriate.

                  24. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  25. Arbitration. In the event that a dispute arises under the terms of this Agreement, the parties hereto agree to resolve such dispute through arbitration. In such event, the dispute shall be submitted to arbitration utilizing the prevailing rules and procedures of the American Arbitration Association. The Arbitration shall be conducted in Pennsylvania.

                  26. Certain Actions. So long as either Zhao or Crusader owns at least 80% of the original number of shares it has acquired under this Agreement (as adjusted for stock splits, stock dividends and other recapitalizations), the following actions shall require the prior written consent of such party:

                           (a) all actions under NCM's certificate of
incorporation or By-laws, and under the laws of Delaware, requiring the vote or consent of shareholders, including to (i) merge, consolidate or otherwise reorganize NCM, (ii) sell or otherwise dispose of all or any substantial portion of NCM's assets, (iii) acquire any substantial assets, unless such acquisition is required in connection with the repurchase of a loan, and (iv) amend NCM's articles of incorporation, and

                           (b) all actions with regard to the (i) amendment or
modification of NCM's By-laws, (ii) issuance of any shares of capital stock or any securities or other instruments convertible into capital stock, (iii) execution or delivery by NCM of any material contract, including without limitation any agreement for the payment of compensation or other amounts to any Shareholder or affiliate of any Shareholder, and (iv) the declaration or payment of any dividend.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


ATTEST:                                        NATIONAL CHINESE MORTGAGE
                                               CORPORATION, a Delaware
                                               corporation


By: /s/ Joseph T. Crowley                  By: /s/ Haiching Zhao
   ------------------------                   -----------------------------
Title: Secretary                           Title:

[CORPORATE SEAL]



                                               CRUSADER BANK, FSB


By: /s/ Bruce A. Levy                          By: /s/ Joseph T. Crowley
    ---------------------                          -------------------------
Title:  Director                                        Joseph T. Crowley,
                                                        President

[CORPORATE SEAL]



WITNESSED:


                                                /s/ Haiching Zhao
------------------------------                     -------------------------
                                                    DR. HAICHING ZHAO